UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2020

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer Identification No.)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices) (Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TITN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into Material Definitive Agreement
On April 3, 2020, Titan Machinery Inc. (the “Company”) entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, as Borrower, the financial institutions party thereto, as lenders, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Bank of America, Wells Fargo Bank, N.A. (“Wells Fargo”), and Regions Bank (“Regions”), as Joint Lead Arrangers and Joint Book Runners, Wells Fargo and Regions as Joint Syndication Agents, and BBVA USA as Documentation Agent. The Credit Agreement amends, restates and extends the Company’s existing $200 million credit agreement, dated as of October 28, 2015 (the “Existing Credit Facility”), and provides for a secured credit facility in an amount of up to $250.0 million, consisting of a $65.0 million operating line (the “Revolver Loan”), and a $185.0 million floorplan facility (the “Floorplan Loan”). The outstanding indebtedness under the Credit Agreement matures on April 3, 2025.
The borrowing base for the Revolver Loan is calculated based upon the Company’s account receivables, parts, attachments, rental equipment, real estate, and vehicles, each pursuant to a formula and subject to certain reserves, as defined under the Credit Agreement. The borrowing base for the Floorplan Loan is calculated based upon the Company’s new equipment inventory and used equipment inventory, each pursuant to a formula and subject to certain reserves, as defined under the Credit Agreement.
Borrowings under the Credit Agreement bear interest at a variable rate. The Company elects at the time of any advance to choose a Base Rate Loan or a LIBOR Rate Loan. The LIBOR Rate is based upon one month, two month, or three month LIBOR, as chosen by the Company, but in no event shall the LIBOR Rate be less than 0.50%. The Base Rate is the greater of (a) the prime rate of interest announced, from time to time, by Bank of America; (b) the Federal Funds Rate plus 0.5%, and (c) one-month LIBOR plus 1.0%, but in no event shall the Base Rate be less than zero. The effective interest rate on the Company’s borrowings is then calculated by adding an applicable margin to the LIBOR Rate or Base Rate. The applicable margin is determined based on excess availability as determined under the Credit Agreement and ranges from 0.5% to 1.0% for Base Rate Loans and 1.5% to 2.0% for LIBOR Rate Loans. The new applicable margins under the Credit Agreement are up to 0.50% less than the existing margins under the Existing Credit Facility. The unused line fee under the Credit Agreement is incurred at the rate of 0.25% per annum.
Interest payments, unused line fees, and other fees and expenses under the Credit Agreement are due in arrears on the first day of each month. The Company is also obligated to pay other customary closing fees, arrangement fees, collateral appraisal fees, administration fees and letter of credit fees for a credit facility of this size and type.
The Credit Agreement does not obligate the Company to maintain financial covenants, except in the event that excess availability (each as defined in the Credit Agreement) is less than 15% of the lower of the borrowing base or the size of the maximum credit line, at which point the Company is required to maintain a fixed charge coverage ratio (“FCCR”) of at least 1.10:1.00. The Credit Agreement includes various restrictions on the Company and its subsidiaries’ activities, including, under certain conditions, limitations on the Company’s ability to make certain cash payments including cash dividends and stock repurchases, issuance of equity instruments, acquisitions and divestitures, and entering into new indebtedness transactions.
The Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. Under certain circumstances, a default interest rate may apply on any amount outstanding under the Credit Agreement during the existence of an event of default at a per annum rate equal to 2.00% above the applicable interest rate.
The obligations under the Credit Agreement are secured by a first priority lien on substantially all assets of the Company including, among other assets, substantially all working capital assets including cash, accounts receivable and inventory, subject to collateral priority arrangements agreed to pursuant to inter-creditor agreements between CNH Industrial Capital and DLL Finance, who each furnish floorplan financing to the Company (CNH Industrial Capital in an amount up to $450 million and DLL in an amount up to $60 million).
As of April 3, 2020, the initial outstanding indebtedness under the Credit Agreement was approximately $74 million.

The description of the Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
On April 6, 2020, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
The information regarding the Company’s entry into the Credit Agreement provided under Item 1.01 above is hereby incorporated by reference.
Item 9.01     Financial Statements and Exhibits
(a)                                 Financial statements:  None

(b)                                 Pro forma financial information:  None

(c)                                  Shell Company Transactions:  None

(d)           Exhibits.

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated as of April 3, 2020, by and among Titan Machinery Inc., as Borrower, the financial institutions party thereto, as lenders, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Bank of America, Wells Fargo Bank, N.A. (“Wells Fargo”), and Regions Bank (“Regions”), as Joint Lead Arrangers and Joint Book Runners, Wells Fargo and Regions as Joint Syndication Agents, and BBVA USE as Documentation Agent.

99.1	Press Release dated April 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: April 6, 2020	By	/s/ Mark Kalvoda
	Name:	Mark Kalvoda
	Title:	Chief Financial Officer